UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 27, 2019

Health Discovery Corporation

(Exact name of registrant as specified in charter)

Georgia	333-62216	74-3002154
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4243 Dunwoody Club Drive, Suite 202, Atlanta GA  30350

(Address of principal executive offices / Zip Code)

(678) 336-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01 Regulation FD Disclosure

As previously disclosed in September 2016, Health Discovery Corporation received notification that the United States Patent and Trademark Office (“USPTO”) had declared an Interference between Health Discovery Corporation’s pending patent application covering SVM-Recursive Feature Elimination (“SVM-RFE”) and Intel Corporation’s Patent No. 7,685,077, entitled “Recursive Feature Eliminating Method based on a Support Vector Machine”.  Prior to 2013, when the America Invents Act (AIA) was enacted, a patent would be awarded to the “first to invent” a claimed invention. An Interference is an administrative proceeding within the USPTO that is used to determine which party was the first to invent an invention that is claimed in two (or more) independently-owned patent applications.

On February 27, 2019, the USPTO ruled in favor of Health Discovery Corporation on the SVM-RFE Patents in the Interference proceeding between Health Discovery Corporation and Intel Corporation. The Patent Trial and Appeal Board (“PTAB”) of the USPTO issued its decision, finding that Health Discovery Corporation is entitled to claim exclusive rights to the SVM-RFE technology as set forth in the pending patent application that was filed to provoke the Interference.  The decision, issued by Administrative Patent Judge James Moore, ordered Intel’s patent to be cancelled.  The decision also dismissed Intel’s motions challenging the validity of Health Discovery Corporation’s pending claims and issued patents covering SVM-RFE. Health Discovery Corporation is currently evaluating its options for further action regarding this matter.

ITEM 9.01 Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

Exhibit 99.1 – USPTO Decision

Exhibit 99.2 – USPTO Judgment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH DISCOVERY CORPORATION

Dated: February 28, 2019	By:	/s/ George H. McGovern, III
George H. McGovern, III Chairman & Chief Executive Officer